**FOURTH AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE**

This Fourth Amendment to Secured Convertible Promissory Note (this "Amendment") dated as of September 5, 2017 is by and between Blink Charging Co. formerly known as Car Charging Group, Inc., a Nevada corporation ("Borrower") and Chase Mortgage, Inc. ("Holder") as the fourth amendment to that certain Secured Convertible Promissory Note dated as of November 14, 2014 (the "Promissory Note") between Borrower and Holder. Capitalized terms that are not otherwise defined herein shall have their defined meaning under the Promissory Note.

**WHEREAS,** Borrower and Holder desire to amend the Promissory Note as provided herein.

**NOW THEREFORE**, in consideration of the promises and mutual covenants contained herein, the undersigned hereby agree as follows:

1. Principal Amount. The Principal Amount now due under the note is Fifty Thousand ($50,000) dollars.

2. Interest Rate. Interest payable on the Note shall accrue at the monthly rate of 1.5%; is due and owed since November 9, 2015; and shall be payable along with the Principal Amount on the Maturity Date, accelerated or otherwise.

3. Maturity Date. The Maturity Date under the Note shall be extended to the earlier of (a) December 29, 2017; or (b) the Borrower cumulatively receiving Five Million ($5,000,000) Dollars from equity investor(s) and/or debt financing.

4. Warrant Issuance. In consideration for the extension and waiver granted by Holder hereunder, Borrower shall issue to Holder a five-year warrant to purchase 10,000 shares of common stock at the lower of (a) $35.00 per share or (b) a price equal to a twenty percent discount to the price per share sold in any equity financing transaction within the next twelve months whereby the Company cumulatively receives at least one million dollars. Furthermore, this new warrant shall be in a form substantially identical to Warrant No. I-1 originally issued in conjunction with the Promissory Note. Notwithstanding anything to the contrary, this new warrant shall not have any registration rights, shall have a revised Section 1.4(b) (definition of Fair Market Value if the Common Stock is not traded on a national securities exchange), and shall have a revised Sections 3.1 and 3.2 (Fundamental Transaction and Continuation of Terms).

5. No Default. Any failure of Borrower to make a payment required under the Promissory Note prior to the date of this Amendment shall not be deemed an Event of Default and Holder hereby expressly waives its rights and remedies with respect to any such existing Event of Default. Holder represents and warrants that any rights waived hereunder have not been assigned to any third party.

6. Authorization. The execution, delivery, and performance of this Amendment by the respective parties hereto and the consummation of the transactions contemplated hereby have been

duly authorized by all necessary action and no other action or proceeding is necessary to authorize the execution, delivery, and performance by the parties hereto and the consummation of the transactions contemplated hereby. This Amendment constitutes a valid and legally binding obligation of the respective parties hereto and shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives, and the permitted successors and assigns of the Company and the Holder.

7. Conflicts. In the event there is a conflict between the provisions of this Amendment and the Promissory Note, the terms stated herein shall prevail. The Parties further acknowledge and agree that all of the unchanged terms and conditions of the Promissory Note are hereby ratified and remain in full force and effect.

8. Counterparts. This Amendment may be executed in any number of counterparts, including facsimile and scanned versions, each of which when so executed shall be deemed an original and all of which shall constitute together one and the same instrument, and shall be effective upon execution by all of the parties.

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Secured Convertible Promissory Note as of the date first written above.

**BLINK CHARGING CO. f/k/a**
**CAR CHARGING GROUP, INC.**

By:____________________
Mike Calise
Chief Executive Officer

**CHASE MORTGAGE, INC.**

By: ____________________
Name: __________________
Title: ___________________